                                                                   Exhibit 10(k)

                                PPL CORPORATION

                          INCENTIVE COMPENSATION PLAN

                           EFFECTIVE JANUARY 1, 1987






                                Amended and Restated effective February 14, 2000

                                PPL CORPORATION

                          INCENTIVE COMPENSATION PLAN

                           EFFECTIVE JANUARY 1, 1987


                               TABLE OF CONTENTS
                               -----------------

SECTION                                                                                            PAGE
-------                                                                                            ----
  1       Purpose ...............................................................................    1

  2       Definitions............................................................................    1
            (a)   Affiliated Company or Affiliated Companies.....................................   II-1
            (b)   Award..........................................................................   II-1
            (c)   Board..........................................................................   II-1
            (d)   Cause..........................................................................   II-1
            (e)   Change in Control..............................................................   II-2
            (f)   Code...........................................................................   II-3
            (g)   Committee......................................................................   II-4
            (h)   Common Stock...................................................................   II-4
            (i)   Date of Grant..................................................................   II-4
            (j)   Disability or Disabled.........................................................   II-4
            (k)   Eligible Employee..............................................................   II-4
            (l)   Exchange Act...................................................................   II-4
            (m)   Fair Market Value..............................................................   II-4
            (n)   Good Reason....................................................................   II-5
            (o)   Incentive Stock Option.........................................................   II-8
            (p)   Option or Stock Option.........................................................   II-9
            (q)   Other Stock-Based Award........................................................   II-9
            (r)   Participant....................................................................   II-9
            (s)   Performance-Based Award........................................................   II-9
            (t)   Person.........................................................................   II-9
            (u)   Plan...........................................................................   II-9
            (v)   Potential Change in Control....................................................   II-9
            (w)   PPL............................................................................   II-10
            (x)   PPL Corporation................................................................   II-10
            (y)   Restricted Stock...............................................................   II-10

          (z)   Restriction Period................................................................   II-10
          (aa)  Retirement........................................................................   II-10
          (bb)
          Termination.............................................................................   II-10
    3     Effective Date and Duration.............................................................   7

    4     Administration of the Plan..............................................................   7

    5     Grant of Awards and Limitation of Number of Shares Awarded..............................   8

    6     Eligibility.............................................................................   8

    7     Restricted Stock........................................................................   9

    8     Stock Options...........................................................................   10

    9     Amendment of the Plan...................................................................   14

   10     Miscellaneous Provisions................................................................   14

   11     Other Stock-Based Awards................................................................   18

                                PPL CORPORATION

                          INCENTIVE COMPENSATION PLAN


SECTION 1.  PURPOSE.

        The purpose of the PPL Corporation Incentive Compensation Plan (the "Plan") is to provide a method whereby officers and other key employees of PPL Corporation, PPL Electric Utilities Corporation and other Affiliated Companies may be awarded additional remuneration in a manner which increases their ownership interest, aligns their interest with that of shareowners and encourages them to remain in the employ of PPL Corporation or an Affiliated Company.

        The Plan was originally adopted byPPL Electric Utilities Corporation, effective January 1, 1987, and at that time was named the Pennsylvania Power & Light Company Incentive Compensation Plan. Sponsorship of the Plan is now being assumed by PPL Corporation and the Plan is hereby renamed as the PPL Corporation Incentive Compensation Plan.

SECTION 2.  DEFINITIONS.

        The following definitions are applicable to the Plan:

        (a) "Affiliated Company" or "Affiliated Companies" shall mean any parent or subsidiaries of PPL Corporation (or companies under common control with PPL Corporation) which are members of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code) as PPL Corporation or are companies under common control with PPL Corporation (within the meaning of Section 414(c) of the Code).

        (b) "Award" means, individually or collectively, Options, Restricted Stock or other Stock-Based Award granted hereunder.

        (c)  "Board" means the Board of Directors of PPL Corporation.

        (d) "Cause" for termination by PPL Corporation or an Affiliated Company of a Participant's employment means (i) the willful and continued failure by Participant to substantially perform Participant's duties with PPL Corporation or an Affiliated Company (other than any such failure resulting from Participant's incapacity due to physical or mental illness or, if applicable, any such actual or anticipated failure after the issuance of any "Notice of Termination for Good Reason" by the Participant pursuant to any severance agreement between Participant and PPL Corporation or an Affiliated Company) after a written demand for substantial performance is delivered to Participant by the Board, which demand specifically identifies the manner in which the Board believes that Participant has not substantially performed Participant's duties, or (ii) the willful engaging by Participant in conduct which is demonstrably and materially injurious to PPL Corporation or an Affiliated Company, monetarily or otherwise. For purposes of clauses (i) and
(ii) of this definition, (x) no act or failure to act, on Participant's part shall be deemed "willful" unless done, or omitted to be done, by Participant not in good faith and without reasonable belief that Participant's act, or failure to act, was in the best interest of PPL Corporation or an Affiliated Company and
(y) in the event of a dispute concerning the application of this provision, no claim by PPL Corporation or an Affiliated Company that Cause exists shall be given effect unless PPL Corporation or the Affiliated Company establishes to the Board by clear and convincing evidence that Cause exists.

        If at the time of determination, a Participant is employed by an Affiliated Company, for purposes of this definition, the board of directors of such Affiliated Company shall be substituted for the Board.

        (e) "Change in Control" means the occurrence of any one of the following events: (i) any change in the control of PPL Corporation of a nature that would be required to be reported in response to Item 1(a) of Form 8-K under the Exchange Act; (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with PPL Corporation to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by PPL Corporation's shareowners was ap proved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof; (iii) any Person becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of PPL Corporation representing 20% or more of the combined voting power of PPL Corporation's then outstanding securities entitled to vote generally in the election of directors; (iv) the consummation of any merger or consolidation of PPL Corporation with any other corporation or a plan of complete liquidation of PPL Corporation or the sale or other disposition of all or substantially all of the assets of PPL Corporation to any other person or persons unless, after giving effect thereto, (a) holders of PPL Corporation's then outstanding securities entitled to vote generally in the election of directors will own a majority of the outstanding stock entitled to vote gener ally in the election of directors of the continuing, surviving or transferee corporation or any parent (within the meaning of Rule 12b-2 under the Exchange
Act) thereof and (b) the incumbent members of the Board as constituted immediately prior thereto shall constitute at least a majority of the directors of the continuing, surviving or transferee corporation and any parent thereof; or (v) the Board adopts a resolution to the effect that a "Change in Control" has occurred or is anticipated to occur.

        (f) "Code" means the Internal Revenue Code of 1986, as may be amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

        (g) "Committee" means two or more non-employee directors, unless otherwise determined by the Board, who have been designated by the Board to act as the Committee and qualify as non-employee directors under the Exchange Act and outside directors under Section162(m) of the Code.

        (h)  "Common Stock" means the common stock of PPL Corporation.

        (i) "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

        (j) "Disability" or "Disabled" means the inability of the Participant to perform each and every duty pertaining to the Participant's regular occupation by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months.

        (k) "Eligible Employee" means any person employed by PPL Corporation or an Affiliated Company on a regularly scheduled basis during any portion of a period for which an Award can be made and who satisfies all of the requirements of Section 6.

        (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. Reference in this Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules promulgated thereunder.

        (m) "Fair Market Value" means the average of the high and low sale prices of the Common Stock as reflected in the New York Stock Exchange Composite Transactions on the date as of which Fair Market Value is being determined or, if no Common Stock is traded on the date as of which Fair Market Value is being determined, Fair Market Value shall be the average of the high and low sale prices of the Common Stock as reflected in the New York Stock Exchange Composite Transactions on the next preceding day on which the Common Stock was traded.

        (n) "Good Reason" for termination of Participant's employment with PPL Corporation or an Affiliated Company by such Participant means the occurrence (without Participant's express written consent) after a Change in Control or after a Potential Change in Control (treating all references to a "Change in Control" in paragraphs (a) through (g), below, as including references to a "Potential Change in Control" to the extent appropriate), of any one of the following acts or failures to act, by PPL Corporation or an Affiliated Company:

             (i) the assignment to Participant of any duties inconsistent with Participant's status as an executive officer or key employee of PPL Corporation or an Affiliated Company or a substantial adverse alteration in the nature or status of Participant's responsibilities from those in effect immediately prior to a Change in Control;

             (ii) a reduction by PPL Corporation or an Affiliated Company of Participant's annual base salary as in effect immediately prior to date the

        Change of Control or Potential Change of Control occurs or as the same may be increased from time to time, except that across-the-board decreases uniformly affecting management, key employees and salaried employees of PPL Corporation or an Affiliated Company, or the business unit in which Participant is then employed shall not be treated as Good Reason;

           (iii) the relocation of Participant's principal work location to a location more than 30 miles from such work location immediately prior to a Change in Control, or PPL Corporation's or an Affiliated Company's requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on PPL Corporation's or an Affiliated Company's business to an extent substantially consistent with the Participant's present business travel obligations as in effect immediately prior to the Change in Control;

           (iv) the failure by PPL Corporation or an Affiliated Company to pay to Participant any portion of Participant's current compensation or to pay to Participant any portion of an installment of deferred compensation under any deferred compensation program of PPL Corporation or an Affiliated Company, within seven (7) days of the date such compensation is due, except for across-the-board compensation deferrals uniformly affecting management, key employees and salaried employees of PPL Corporation or an Affiliated Company, or the business unit in which Participant is then employed;

           (v) the failure by PPL Corporation or an Affiliated Company to continue in effect any compensation or benefit plan in which Participant participates immediately prior to a Change in Control which is material to Participant's total compensation, or any substitute plans adopted prior to a Change in Control, unless an equitable arrangement (embodied in an ongoing sub stitute or alternative plan) has been made with respect to such plan, or the failure by PPL Corporation or Affiliated Company to continue Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of Participant's participation relative to other participants, as existed immediately prior to the Change in Control,

           (vi) the failure by PPL Corporation or an Affiliated Company to continue to provide Participant with benefits substantially similar to those enjoyed by Participant under any of PPL Corporation's or an Affiliated Company's pension, retirement, savings, life insurance, medical, health and accident, or disability plans in which Participant was participating immediately prior to a Change in Control, except for across-the-board changes to any such plans uniformly affecting all participants in such plans, the taking of any action by PPL Corporation or an Affiliated Company which would directly or indirectly materially reduce any of such benefits or deprive Participant of any material fringe benefit enjoyed by Participant immediately prior to a Change in Control, or the failure by PPL Corporation or an Affiliated Company to provide Participant with the number of paid vacation days to which Participant is entitled on the basis of years of service with PPL Corporation or an Affiliated Company in accordance with PPL Corporation's or an Affiliated Company's normal vacation policy in effect at the time of the Change in Control; or

           (vii) any purported termination of the Participant's employment which is not effected in the manner required by any severance agreement between the Participant and PPL Corporation or an Affiliated Company.

           Participant's right to terminate his or her employment with PPL Corporation or an Affiliated Company for Good Reason shall not be affected by Participant's incapacity due to physical or mental illness. Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

           For purposes of any determination regarding the existence of Good Reason, any claim by the Participant that Good Reason exists shall be presumed correct unless PPL Corporation or an Affiliated Company establishes to the Board by clear and convincing evidence that Good Reason does not exist. If at the time of any such determination, the Participant is employed by an Affiliated Company, such determination shall be made by the board of directors of such Affiliated Company, rather than the Board.

        (o) "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

        (p) "Option" or "Stock Option" means either an Incentive Stock Option or a nonqualified stock option granted under Section 8 with respect to Common Stock.

        (q)  "Other Stock-Based Award" means an award granted under Section 11.

        (r) "Participant" means an Eligible Employee who has been granted an Award under the Plan.

        (s) "Performance-Based Award" means an Other Stock-Based Award granted under Section 11.

        (t) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) PPL Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of PPL Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareowners of PPL Corporation in substantially the same proportions as their ownership of stock of PPL Corporation.

        (u) "Plan" means the PPL Corporation Incentive Compensation Plan, as amended and restated.

        (v) "Potential Change in Control" means the occurrence of any one of the conditions set forth in the following clauses: (i) PPL Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in

Control; (ii) any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any Person is or becomes the beneficial owner, directly or indirectly, of securities of PPL Corporation representing 5% or more of the combined voting power of PPL Corporation then outstanding securities entitled to vote generally in the election of directors; or (iv) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

        (w) "PPL" means PPL Electric Utilities Corporation (prior to February 14, 2000, PP&L, Inc.).

        (x) "PPL Corporation" means PPL Corporation (prior to February 14, 2000, PP&L Resources, Inc.).

        (y) "Restricted Stock" means Common Stock awarded to a Participant under Section 7.

        (z) "Restriction Period" means that period of time determined by the Committee pursuant to Section 7B that a Restricted Stock Award is subject to a restriction on its transfer.

        (aa) "Retirement" means

             (i) for a Participant who is entitled to benefits under the PPL Retirement Plan, termination of employment with PPL Corporation and all of its Affiliated Companies after satisfying the conditions for early retirement, normal retirement or late retirement under such plan; or

             (ii) for all other Participants, termination of employment with PPL Corporation and all of its Affiliated Companies after (a) attaining age 65, or (b) after attaining age 50, if the Committee, in its sole discretion determines that such termination constitutes "Retirement" for purposes of this Plan.

        (bb) "Termination" means a Participant's resignation or discharge from employment with PPL Corporation and all of its Affiliated Companies for any reason other than death, Disability or Retirement.

SECTION 3.  EFFECTIVE DATE AND DURATION.

         Upon the approval of the predecessor plan by the holders of a majority of the shares of 4 1/2% Preferred Stock, Series Preferred Stock, Preference Stock and Common Stock of PPL present (either in person or by proxy) at the 1987 Annual Meeting of shareowners, the predecessor plan became effective on January 1, 1987. This Plan was amended and restated effective as of January 1, 1999 upon the approval of the Plan by the holders of a majority of the shares of PPL Corporation Common Stock present (either in person or by proxy) at the 1999 Annual Meeting of Shareowners. Awards of Incentive Stock Options may be made under the Plan for a period of ten years after January 1, 1999. This Plan shall continue in effect until all matters relating to the payment of Awards and the administration of the Plan have been settled. The Plan was amended and restated effective February 14, 2000 to recognize the change in corporate names of PPL Corporation and PPL Electric Utilities Corporation.

                                     III-1

SECTION 4.  ADMINISTRATION OF THE PLAN.

        The Plan shall be administered by the Committee. The Committee shall have full power and authority to make Awards to Eligible Employees pursuant to the provisions of the Plan, to interpret the provisions of the Plan and to supervise the administration of the Plan and to delegate any of the foregoing responsibilities to any Person, who, in its sole discretion, it deems appropriate, provided such delegation is consistent with the requirements of
Section 162(m) of the Internal Revenue Code, if applicable.

        All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding upon all parties affected thereby.

SECTION 5. GRANT OF AWARDS AND LIMITATION
           OF NUMBER OF SHARES AWARDED.

        The Committee may, from time to time, grant Awards to one or more Eligible Employees, provided that: (i) subject to any adjustment pursuant to
Section 10G and any limitation pursuant to Section 10H, the maximum number of shares of Common Stock subject to Awards (including Incentive Stock Options) shall not exceed annually 2% of the outstanding Common Stock of PPL Corporation on the first day of each calendar year commencing on and after January 1, 1999;
(ii) the maximum number of Options awarded to any single Eligible Employee in any calendar year shall not exceed 1.5 million shares; provided that any portion of such maximum number of shares that has not been granted may be carried over and used in any subsequent year; (iii) to the extent that an Award lapses or is forfeited or the rights of the Participant to whom an Award was granted terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan; and (iv) shares delivered under the Plan may be authorized and unissued Common Stock, Common Stock held in the treasury of PPL Corporation or Common Stock purchased on the open market (including private purchases) in accordance with applicable securities laws.

SECTION 6.  ELIGIBILITY.

     A. Covered Employees. Officers and other key employees of PPL Corporation or an Affiliated Company (including officers or employees who are members of the Board or the Board of Directors of PPL Corporation and/or any Affiliated Company, but excluding directors who are not officers or employees).

     B. Selection of Participants. Subject to the provisions of the Plan, the Committee shall from time to time select from the Eligible Employees those to whom Awards shall be granted and determine the amount of such Award. No officer or employee of PPL Corporation or an Affiliated Company shall have any right to be granted an Award under the Plan.

SECTION 7.  RESTRICTED STOCK.

     A. Grants of Restricted Stock. An Award of Restricted Stock shall be granted in the form of shares of Common Stock, restricted as provided in this
Section 7. The Restricted Stock shall be issued without the payment of consideration by the Participant. The certificates for the Restricted Stock shall be issued in the name of the Participant to whom the Award is made, shall be retained by PPL Corporation on behalf of the Participant (together with a stock power endorsed in blank) and shall bear a restrictive legend prohibiting the sale, transfer, pledge or hypothecation of the Restricted Stock until the expiration of the Restriction Period.

     The Committee may also impose such other restrictions and conditions on the Restricted Stock as it deems appropriate.

     Upon the issuance to a Participant of Restricted Stock, the Participant shall have the right to vote the Restricted Stock and receive cash dividends distributable with respect to such Restricted Stock.

     Upon completion of the Restriction Period, all restrictions on the Award will expire and new certificates representing the Restricted Stock will be issued without the restrictive legend described in this Section 7. As a condition precedent to the receipt of these new certificates, the Participant (or the Participant's designated beneficiary or personal representative) will agree to make payment to PPL Corporation or an Affiliated Company of the amount of any federal, state or local taxes, payable by the Participant, which are required to be withheld by PPL Corporation or an Affiliated Company with

                                     VII-1
respect to the Award.

     B. Restriction Period. At the time a Restricted Stock Award is granted, the Committee shall establish a Restriction Period applicable to such Award which shall be not less than three years and not more than ten years from the Date of Grant, subject to the provisions of Section 7C. Each Restricted Stock Award may have a different Restriction Period.

     Notwithstanding the other provisions of this Section 7: (i) in the event of a Change in Control, the Restriction Periods on all Restricted Stock Awards previously granted shall lapse and; (ii) apart from a Change in Control, the Committee is also authorized, in its sole discretion to accelerate the time at which any or all of the restrictions on all or any part of a Restricted Stock Award shall lapse or to remove any or all of such restrictions whenever the Committee may decide that changes in tax or other laws or other circumstances arising after the granting of a Restricted Stock Award make such action appropriate; provided, however, that no acceleration or removal of restrictions pursuant to this clause (ii) shall result in payout of Common Stock to the Participant less than six months after the Date of Grant, except pursuant to
Section 7C below upon the Termination, death, Disability or Retirement of the Participant.

     C. Forfeiture or Payout of Award. During the Restriction Period, Restricted Stock Awards are subject to forfeiture or payout (i.e., removal of restrictions) as indicated for each of the following events:

     (a) Termination - In this event, the Restricted Stock Award will be completely forfeited.


                                     VII-2

     (b) Retirement - In this event, the Restricted Stock Award will be completely forfeited.

     (c) Disability - In this event, payout of the Restricted Stock Award will be prorated as if the Participant had maintained active employment until age 65.

     (d) Death - In this event, payout of the Restricted Stock Award will be prorated as if the Participant had maintained active employment until age 65.

     In any instance where payout of a Restricted Stock Award is to be prorated, the Committee may choose in its sole discretion to provide the Participant (or the Participant's estate) with the entire Award rather than the prorated portion thereof.

     Notwithstanding anything in this Section 7C to the contrary, in the event that prior to any payout of Common Stock a Participant described in paragraph
(c) violates any noncompete agreements between Participant and PPL Corporation or an Affiliated Company, his Restricted Stock Award will be completely forfeited.

     Any Restricted Stock which is forfeited hereunder will be transferred to PPL Corporation.

     D. Section 83(b) Election. As a condition of receiving Restricted Stock, a Participant shall agree in writing to notify PPL Corporation within 30 days of the Date of Grant whether or not the Participant has made an election under
Section 83(b) of the Code to report the value of the Restricted Stock as income on the Date of Grant.





                                     VII-3

SECTION 8.  STOCK OPTIONS.

     A. Grant of Option. One or more Options may be granted to any Eligible Employee designated by the Committee in such amounts and subject to such terms and conditions as the Committee may from time to time, in its sole discretion, determine, but which are consistent with the terms of this Plan.

     B. Notification of the Grant of an Option. Each Option granted under the Plan shall be evidenced by a Notification of the Grant of an Option ("Notification"). The Notification shall contain such provisions as determined by the Committee, which may include, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code; provided, however, that each Notification must at a minimum include the following terms and conditions: (i) that the Options are exercisable either in whole or in part, with a partial exercise not affecting the exercisability of the balance of the Option; (ii) every share of Common Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise; (iii) each Option shall cease to be exercisable, as to any share of Common Stock, upon the first to occur of (a) the Participant's purchase of the Common Stock to which the Option relates; or (b) the lapse of the Option; and (iv) unless authorized by the Committee, Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

     C. Exercise of an Option. A Participant shall exercise an Option by executing and delivering to PPL Corporation an "Election to Exercise an Option." The



                                    VIII-1

Election to Exercise an Option shall be in such form and shall contain such provisions consistent with the terms of this Plan and the Notification with respect to such Option as are determined by the Committee. Notwithstanding the foregoing, if the Committee determines that issuance of shares of Common Stock should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Committee that an appropriate exemption from such registration is available, (C) the listing or inclusion of the shares of Common Stock on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Common Stock, the Committee may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

     D. Option Price. The Option price per share of Common Stock shall be set forth in the Notification, but shall not be less than 100% of the Fair Market Value per share as of the Date of Grant.

     E. Form of Payment. At the time of the exercise of the Option, the Option price shall be payable in United States dollars by (i) check, (ii) in other shares of Common Stock, (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) in a combination of forms (i), (ii) and (iii). When Common Stock is used in full or partial payment of the Option price, it shall be valued at its Fair Market Value on the date the Option is exercised.



                                     VII-2

     F. Other Terms and Conditions. Provided the Option price is paid in full, the Option shall be exercisable in whole or in part in such manner and during such period, as shall be set forth in the Notification.

     G. Right to Exercise. Each Participant must remain in the continuous employ of PPL Corporation or an Affiliated Company for one year from the date the Participant's Option is granted before the Participant can exercise any part thereof. Notwithstanding the foregoing, if a Change in Control occurs prior to the satisfaction of a Participant's one year of continuous employment requirement, that requirement shall no longer be applicable. Following the satisfaction of the one year of continuous employment requirement or following a Change in Control, whichever is applicable, the Option will be exercisable as follows:

          (a) Each Option shall be exercisable in its entirety or in such installments, which need not be equal, and upon such contingencies, as the Committee shall determine in its discretion, provided that in no event shall the right to exercise an Option extend beyond the day before the tenth anniversary of the Date of Grant, and further provided that in the event of a Change in Control, any portion of the Option that is not then exercisable shall become immediately exercisable following the Change in Control. The Committee is authorized, in its sole discretion, to accelerate the time at which all or any part of an Option may be exercisable.

          (b) The right to exercise a portion of the Option included in any exercisable installment is cumulative; once such right has become exercisable, it may be exercised in whole at any time or in part from time to time until the expiration of the Option


                                    VIII-3
term, including without limitation, any installment that becomes exercisable following a Change in Control.

     H.   Term of Option.   At the time an Option is granted, the Committee
shall establish an Option term applicable to such Award. Except as otherwise provided in this Plan or in the Notification, the Option term for any Award shall not end later than the earliest of the following:

          (a) the date a Participant violates any non-compete agreement entered into by the Participant and PPL Corporation or an Affiliated Company;

          (b) the day before the tenth anniversary of the Date of Grant for such Award; or
          (c)  the applicable date below:

              (1) Termination - The Option term with respect to all Awards to a Participant who has a Termination shall end on the date of such Termination; provided, however, that the Committee is authorized in its sole discretion to extend the Option term for a period of not more than 90 days after the date of Termination.

              (2) Retirement, Death or Disability - The Option term with respect to all Awards to a Participant who has a, death or Disability shall end 36 months after the date of such, death or Disability. The Option term with respect to all awards to a Participant who has a Retirement shall end on the earlier of the date specified in paragraph (a) or (b), above.

              (3) Change in Control - Notwithstanding anything in this Section 8H to the contrary, the Option term with respect to all Awards to a Participant whose



                                    VIII-4
employment terminates with PPL Corporation and all Affiliated Companies following a Change in Control shall end 36 months after the date Participant's employment terminates with PPL Corporation and all Affiliated Companies following the Change in Control. A Participant's employment shall be treated as having terminated following a Change in Control only if:

                    (I) The Participant's employment terminates within 36 months after the month in which a Change in Control occurs, unless such termination of employment is (1) by PPL Corporation or an Affiliated Company for Cause, or (2) by the Participant without Good Reason, or (3) by reason of death, Disability or Retirement, or

                    (II) The Participant's employment is terminated prior to a Change in Control (whether or not a Change in Control ever occurs)

                         (A) by PPL Corporation or an Affiliated Company without
Cause, at the request or direction of a Person who has entered into an agreement with PPL Corporation the consummation of which would constitute a Change in Control, or

                         (B) at the Participant's initiative for Good Reason and
the circumstance or event which constitutes Good Reason occurs at the direction of such Person, or

                    (III) the Participant's employment is terminated by PPL Corporation or an Affiliated Company without Cause or by the Participant for Good Reason, and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control occurs).



                                    VIII-5

        For purposes of any determination regarding the applicability of paragraphs (II) and (III), above, any position taken by the Participant shall be presumed to be correct unless PPL Corporation or an Affiliated Company establishes to the Board by clear and convincing evidence that such position is not correct. Moreover, if at the time of any such determination, a Participant is employed by an Affiliated Company, such determination shall be made by the board of directors of such Affiliated Company, rather than the Board.

        I. Rights as a Shareowner. A Participant or a transferee of a Participant shall have no rights as a shareowner with respect to any shares of Common Stock covered by an Option until the date of the issuance of a certificate for such shares of Common Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 10G.

        J. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the exchange of outstanding Options (to the extent not theretofore exercised) for the granting of new Options in substitution therefor. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Participant, alter or adversely affect the rights or obligations of a Participant under any Option previously granted under the Plan.

        K. Early Disposition of Common Stock. If a Participant shall dispose of any



                                    VIII-6
shares of Common Stock purchased pursuant to an Incentive Stock Option within one year from the date the shares were acquired or within two years from the Date of Grant of the Option under which such shares of Common Stock were purchased, then, to provide PPL Corporation with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, the Participant shall within ten days of such disposition notify PPL Corporation of the dates of acquisition and disposition of such shares of Common Stock, the number of shares so disposed and the consideration, if any, received therefor.

        L. Individual Dollar Limitations. In the case of an Incentive Stock Option, the aggregate fair market value (determined at the time such Option is granted) of the Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by an Eligible Employee during any calendar year (whether under this Plan or another plan or arrangement of PPL Corporation or an Affiliated Company) shall not exceed $100,000 (or such other limit as may be in effect under the Code on the date of exercise).

        M. No Obligation to Exercise Option. The granting of an Option shall impose no obligation on the Participant to exercise such Option.







                                    VIII-7

SECTION 10.  MISCELLANEOUS PROVISIONS.

     A. Nontransferability. No benefit or right provided under the Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of the Plan) or subject to attachment or other legal process of whatever nature. Any attempted alienation, assignment or attachment shall be void and of no effect. Payment shall be made only to the Participant entitled to receive the same or to the Participant's authorized legal representative. Deposit of any sum in any financial institution to the credit of any Participant (or of a person entitled to such sum pursuant to the terms of the Plan) shall constitute payment to that Participant (or such person). PPL Corporation and all Affiliated Companies will observe the terms of the Plan unless and until ordered to do otherwise by a state or federal court. As a condition of participation, each Participant agrees to hold PPL Corporation and all Affiliated Companies harmless from any claim that arises out of PPL Corporation's or an Affiliated Company's obeying any such order whether such order affects a judgment of such court or is issued to enforce a judgment or order of another court.

     B. No Employment Right. Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as an employee of PPL Corporation or any Affiliated Company.

     C. Tax Withholding. Whenever under the Plan Common Stock is to be delivered pursuant to an Award, PPL Corporation may require as a condition of delivery that Participant remit an amount sufficient to satisfy all federal, state and local tax withholding requirements related thereto. In addition, PPL Corporation may deduct from any salary or other payment due to such Participant, an amount sufficient to satisfy all federal, state and local tax withholding requirements related to the delivery of Common Stock under the Plan. Without limiting the generality of the foregoing, Participant may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by Participant for at least six months (or such other period as PPL Corporation may determine), having a Fair Market Value (determined as of the date of such delivery by Participant) equal to all or part of the amounts to be so withheld. As a condition of accepting such delivery, PPL Corporation may require Participant to furnish an opinion of counsel acceptable to PPL Corporation to the effect that such delivery will not result in Participant incurring any liability under Section 16(b) of the Exchange Act. Alternatively, PPL Corporation may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the Award giving rise to the tax withholding obligation (in which event the shares shall be valued at their Fair Market Value on the date when the withholding taxes are otherwise due).

    D. Government and Other Regulations. The obligation of PPL Corporation to make payment for any Awards shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as the Committee may determine in its sole discretion to be required.

    E. Indemnification. Each person who is or at any time serves as a member of the Board, the Committee or PPL Corporation's Board of Directors shall be indemnified and held harmless by PPL Corporation against and from: (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to the Plan. Each person covered by this indemnification shall give PPL Corporation an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the bylaws of PPL Corporation, as a matter of law, or otherwise, or any power that PPL Corporation may have to indemnify such person or hold such person harmless.

    F. Reliance on Reports. Each member of the Board, the Committee and PPL Corporation's Board of Directors shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of, or counsel for, PPL Corporation and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Board, the Committee or PPL Corporation's Board of Directors be liable for any determination made or other action taken or any failure to act in reliance upon any such report or information or for any action taken, including without limitation the furnishing of information, or failure to act, if in good faith.

    G. Changes in Capital Structure. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the Common Stock, appropriate adjustments shall be made in the shares of Restricted Stock theretofore awarded to the Participants, the shares of Common Stock subject to outstanding and unexercised Options and the aggregate number of shares of Common Stock which may be awarded pursuant to the Plan. Such adjustments shall be conclusive and binding for all purposes. Additional shares of Restricted Stock issued to a Participant as the result of any such change shall bear the same restrictions as the shares of Common Stock to which they relate.

     H. New York Stock Exchange Requirements. In accordance with the requirements of the New York Stock Exchange (the "NYSE") for the listing of newly issued shares of Common Stock subject to Awards, the Committee may not grant Awards under the Plan to the extent that the aggregate number of shares subject to Awards granted after approval of the Plan at the 1999 Annual Meeting of shareowners of PPL Corporation would exceed 5% of the outstanding Common Stock of PPL Corporation on the date of such Annual Meeting, unless the issuance of the shares of Common Stock subject to any such additional Awards has been approved by the shareowners of PPL Corporation to the extent required by the rules of the NYSE.

     I. Company Successors. In the event PPL Corporation becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which PPL Corporation will not be the surviving corporation or in which the holders of the Common Stock will receive securities of another corporation, then such other corporation shall assume the rights and obligations of PPL Corporation under this Plan.

    J. Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

    K. Relationship to Other Benefits. The value of Awards hereunder and dividends paid on the Common Stock during the Restriction Period, will be considered earnings for purposes of PPL's Supplemental Executive Retirement Plan to the extent provided for therein. Otherwise, Awards under the Plan shall not be taken into account in determining any benefits under any pension, retirement, profit sharing, disability or group insurance plan of PPL Corporation or any Affiliated Company except as may be required by federal tax law and regulation or to meet other applicable legal requirements.

    L. Expenses. The expenses of administering the Plan shall be borne by PPL Corporation and the Affiliated Companies whose Eligible Employees have been granted Awards.

    M. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

 SECTION 11.  OTHER STOCK-BASED AWARDS

    (a)  Generally.  The Committee, in its sole discretion, may grant awards of
         ---------
Common Stock, awards of restricted shares and awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Common Stock ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more shares of Common Stock (or the equivalent cash value of such Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the amount of Common Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Common Stock or a combination of cash and Common Stock; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

    (b)  Performance-Based Awards.  Notwithstanding anything to the contrary
         ------------------------
herein, certain Other Stock-Based Awards granted under this Section 11 may be granted in a manner which is deductible by PPL Corporation under Section 162(m) of the Code (or any successor section thereto)("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price;
(xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow;
(xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (xix) return on assets; and (xx) independent industry ratings or assessments. The foregoing criteria may relate to PPL Corporation, one or more of its subsidiaries or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes. The maximum amount of a

Performance-Based Award to any Participant with respect to a fiscal year of PPL Corporation shall be 1.5 million shares; provided that any portion of such maximum number of shares that has not been granted may be carried over and used in any subsequent year. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the
                    --------  -------
extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

    Executed this ____ day of, 2000.



                               PPL CORPORATION



                               By:
                                   --------------------
                                   Charles P. Pinto
                                   Vice President-Human Resources